                                                                    EXHIBIT 99.6

                                    FORM OF

                            CERTIFICATE OF AMENDMENT

                                       OF

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                     (PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)

      SALTON, INC., a corporation organized and existing and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY
CERTIFY:

      1. This Amendment to the Second Amended and Restated Certificate of Incorporation hereby amends the first paragraph of Article Fourth of the Second Amended and Restated Certificate of Incorporation of the corporation as set forth herein.

      2. The first paragraph of Article Fourth is hereby deleted in its entirety and the following first paragraph of Article Fourth shall be inserted herein:

      FOURTH: the total number of shares of capital stock which the corporation shall have authority to issue in the aggregate is One Hundred Fifty Two Million (152,000,000), of which One Hundred Fifty Million (150,000,000) shares shall be common stock with a par value of $0.01 per share, and Two Million (2,000,000) shares shall be preferred stock with a par value of $0.01 per share.

      3. This Amendment to the Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the DGCL.

      IN WITNESS WHEREOF, this Certificate has been duly executed on this--------------- day of--------------------.

                                     SALTON, INC.

                                     By:---------------------------------
                                        Name:
                                        Title: